UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/10/2006

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-1070

VA	13-1872319
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

190 Carondelet Plaza Suite 1530 Clayton, MO 63105
(Address of principal executive offices, including zip code)

314-480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On June 26, 2006, Olin Corporation (the "Company") commenced an offer to exchange (the "Exchange Offer") a new series of notes due 2016 for up to $125 million of its outstanding 9.125% Senior Notes due 2011 (the "2011 Notes").

On July 10, 2006, the Company issued a press release pursuant to Rule 135c under the Securities Exchange Act of 1933, as amended (the "Securities Act"), announcing that, as of 5:00 p.m., New York City time, on July 10, 2006, the amount of its outstanding 2011 Notes tendered in exchange for a new series of notes due 2016 exceeded the $75,000,000 minimum condition of the Exchange Offer.

The total exchange price of the outstanding notes will be calculated as of 2:00 p.m. New York City time, on July 12, 2006, as described in the Offering Memorandum dated June 26, 2006 and the related letter of transmittal, unless the early participation date of July 11, 2006 is extended.

The Exchange Offer is limited to holders of outstanding notes who have certified certain matters to the Company, including their status as "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act. The Exchange Offer is scheduled to expire at 5:00 p.m. New York City time, on July 25, 2006, unless extended.

The press release is filed as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.        Exhibit
99.1        Press Release dated July 10, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

Date: July 10, 2006	By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated July 10, 2006